Exhibit 99.1

NEWS RELEASE	Contact:	Derek Gaertner
For Immediate Release		2533 South Coast Highway 101, Suite 240
Cardiff-by-the-Sea, CA 92007
Phone: (760) 479-5075

MACC Private Equities Inc.
Announces Withdrawal of Rights Offering; Annual Meeting Business

ENCINITAS, CALIFORNIA — (July 16, 2010) —MACC Private Equities Inc. (Nasdaq Capital Market: MACC) (the “Company”) today announced a number of corporate developments.  On September 11, 2008, the Company filed with the Securities and Exchange Commission ("SEC") a registration statement on Form N-2 (the “Registration Statement”) under the Securities Act of 1933.  Effective July 16, 2010, and pursuant to discussions with Staff of the Division of Investment Management, the Company has determined to withdraw the Registration Statement.

The Company has a record date of the close of business on July 8, 2010 for determining the holders of its common stock entitled to notice of and to vote at the next Annual Meeting.  The target date for the meeting is August 19, 2010, with the final date to be set based on SEC review of the preliminary proxy.  The meeting is contemplated to be held on or before September 8, 2010.  At the meeting, the Company will seek shareholder approval to sell shares of common stock below net asset value.  In addition, the Company will seek shareholder authorization to issue warrants, options or rights to acquire shares at no less than current market prices per share (with this authorization limited to no more than 25% of outstanding shares).  The Company will also seek authority under Nasdaq rules to issue shares in excess of 20% of the Company's outstanding shares. In addition, the Company will seek shareholder approval to execute a reverse stock split, under which a shareholder would receive one share for each three outstanding shares.  Consistent with its new focus on investing in a more liquid portfolio (when assets are available to do so), the Company will also request shareholders to approve a change of the Company's name to "MACC Equities Inc."   Finally, shareholders will be asked to approve amendment of the Company's advisory agreement to conform to current practices in the calculation of incentive fees.

Travis Prentice, MACC's President, said "After analyzing many alternatives, the Board has determined to move ahead with a number of steps to enhance shareholder value.  First and foremost, we believe that we need to raise new capital to be in a better position to realize the full value of our legacy portfolio.  In addition, new capital will allow us to initiate our going forward plan of making equity investments in public micro cap companies which qualify for BDC investments.  All these actions we have proposed taken together will put us in the best position possible to enhance future value and to chart a prosperous future for MACC and its shareholders."    With respect to withdrawal of the rights offering, Mr. Prentice indicated, "MACC's rights offering has been pending since 2008, and was postponed until this year given recent market conditions.  Due to these conditions and the passage of time, the Board has determined to withdraw the rights offering and instead seek to obtain shareholder authorization of a wide variety of capital tools.  This will allow the Board flexibility to raise capital on the best terms available."

MACC is a business development company in the business of making investments in small businesses in the United States.  MACC common stock is traded on the Nasdaq Capital Market under the symbol “MACC.”

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “1995 Act”).  Such statements are made in good faith by MACC  and are identified as including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, MACC has identified in its Annual Report to Shareholders for the fiscal year ended September 30, 2009, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of MACC, including, without limitation, the high risk nature of MACC’s portfolio investments, the effects of general economic conditions on MACC’s portfolio companies and the ability to obtain future funding, any failure to achieve annual investment level objectives, changes in prevailing market interest rates, and contractions in the markets for corporate acquisitions and initial public offerings.  The forward-looking statements contained in its Annual Report are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  MACC further cautions that such factors are not exhaustive or exclusive.  MACC does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of MACC.

#     #     #